                       CORPORATE ACCESS NUMBER: 207859406


                                    ALBERTA

                           BUSINESS CORPORATIONS ACT

                                  CERTIFICATE

                                       OF

                                  CONTINUANCE

                          UNION PACIFIC RESOURCES INC.
                CONTINUED FROM CANADA TO ALBERTA ON 1998/05/21.




                                         [SEAL OF THE REGISTRAR OF CORPORATIONS]

                            ARTICLES OF CONTINUANCE
                                      FOR
                          UNION PACIFIC RESOURCES INC.

CLASSES OF SHARES:                 SEE ATTACHED SCHEDULE OF SHARE CAPITAL
NUMBER OF DIRECTORS:
MAXIMUM NUMBER OF DIRECTORS:       7
MINIMUM NUMBER OF DIRECTORS:       1
RESTRICTIONS ON BUSINESS TO:       NONE
RESTRICTIONS ON BUSINESS FROM:     NONE
RESTRICTIONS ON SHARE              SEE ATTACHED SCHEDULE OF RESTRICITONS ON
TRANSFERS:                         SHARE TRANSFERS
OTHER RULES OR PROVISION:          SEE ATTACHED SCHEDULE OF OTHER PROVISIONS

                    REGISTRATION AUTHORIZED BY:   J.G. SMELTZER
                                                  SOLICITOR

--------------------------------------------------------------------------------
                            BUSINESS CORPORATIONS ACT

                            (SECTIONS 181, 261 AND 262                   FORM 11


ALBERTA                                                  ARTICLES OF CONTINUANCE
--------------------------------------------------------------------------------

1.  NAME OF THE CORPORATION:                     2.  CORPORATE ACCESS NO.

    Union Pacific Resources Inc.
--------------------------------------------------------------------------------

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

    The attached Schedule A is incorporated into and forms part of this form.
--------------------------------------------------------------------------------

4.  RESTRICTIONS IF ANY ON SHARE TRANSFERS:

    The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.
    ----------------------------------------------------------------------------

5.  NUMBER OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY
    HAVE:

    Not less than one (1) director and not more than seven (7) directors
--------------------------------------------------------------------------------

6.  RESTRICTION IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

    None.
--------------------------------------------------------------------------------

7.  IF CHANGE OF NAME EFFECTED, PREVIOUS NAME.

    N/A.
--------------------------------------------------------------------------------

8.  DETAILS OF INCORPORATION.

    Formed by Amalgamation April 17, 1998

--------------------------------------------------------------------------------

9.  OTHER PROVISIONS IF ANY.

    The attached Schedule B is incorporated into and forms part of this form.

--------------------------------------------------------------------------------
DATE                            SIGNATURE                      TITLE

May 12, 1998               Joseph A. LaSala, Jr.            Vice President

--------------------------------------------------------------------------------
                                                                  FILED
                                                                07/25/94

                                            [STAMP-"REGISTERED ON THE ALBERTA
                                            REGISTRIES CORES SYSTEM MAY 27 1998]

                                   SCHEDULE A

                          UNION PACIFIC RESOURCES INC.

The Corporation is authorized to issue:

(a) One class of shares, to be designated as "Common Shares", in an unlimited number; and

(b) One class of shares, to be designated as "First Preferred Shares", issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

A.       Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (i) the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

         (ii) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

         (iii) subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B.       First Preferred Shares

The First Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (i) the First Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

         (ii) subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the First Preferred Shares.

C.       First Preferred Shares, Series A

Series A of the First Preferred Shares shall consist of 50,000 shares, which shall be designated as the "First Preferred Shares, Series A" (the "Series A Shares") and in addition to the rights, restrictions, conditions and limitations attached to the First Preferred Shares as a class, shall have attached thereto the following rights, restrictions, conditions and limitations:

1.       STATED VALUE

1.1 The Series A Shares of the Corporation shall have a stated value for stated capital account purposes of $ 1,000 per share.

2.       LIQUIDATION

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series A Shares shall be entitled to receive $1,000 per such share, together with an amount equal to all accrued and unpaid dividends thereon to and including the date of payment whether or not such dividends have been declared and whether or not the Corporation has monies properly applicable to the payment of dividends. The holders of Series A Shares shall be entitled to be paid all such amounts before any assets or property of the Corporation shall be distributed to the holders of any Common Shares or other shares of the capital of the Corporation ranking junior to the Series A Shares.

2.2 After payment to the holders of the Series A Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.       REDEMPTION OF SHARES

3.1 Subject to section 3.2, the Series A Shares are not redeemable by the Corporation on or prior to June 30, 2001. Thereafter the Corporation may, subject to applicable provisions of the Business Corporations Act (Alberta), as now enacted, or as the same may from time to time be amended, reenacted or replaced, redeem at any time all of the outstanding Series A Shares or, from time to time any part thereof in such manner as the Board of Directors may determine, or if the Board of Directors so determines, pro rata, on payment of $1,000 for each such share to be redeemed, together with an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Amount") whether or not such dividends have been declared and whether or not the Corporation has monies properly applicable to the payment of such dividends.

3.2 At any time after June 30, 1992 and before July 1, 1999, or upon the occurrence of any of the following events:

         (a) if the Corporation becomes insolvent, a receiver is appointed to manage the business and affairs of the Corporation, or a petition in bankruptcy is filed or presented against the Corporation; or

         (b) if the Corporation makes or proposes to make a sale of all or substantially all of its assets in a manner which requires approval of the Corporation's shareholders a holder of Series A Shares shall, subject to the requirements of the Business Corporations Act (Alberta) as now enacted, or as the same may from time to time be amended, reenacted or replaced, be entitled to require the Corporation to redeem, all or any of the Series A Shares registered in the name of such holder on the books of the Corporation, by tendering to the Corporation at its registered office a share certificate or certificates representing the Series A Shares which the registered holder desires to have the Corporation redeem, together with a request in writing specifying that the registered holder desires to have the Series A Shares represented by such certificate or certificates redeemed by the Corporation and, if part only of the shares represented by such certificate or certificates is to be redeemed, the number thereof so to be redeemed, and the business date (hereinafter referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Series A Shares. The Redemption Date shall not be less than ten (10) days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or certificates representing the Series A Shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall, on the Redemption Date, redeem such Series A Shares by paying to such registered holder the Redemption Amount of each such Series A Share being redeemed; provided that if the Corporation would be prevented by law from redeeming all of the Series A Shares requested to be redeemed, then the Corporation shall redeem, disregarding fractions, that number of Series A Shares that it is permitted by law to redeem. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada or, with the written agreement of the holders of the Series A Shares to be redeemed, in any other manner, including by issuance of securities or delivery of property other than money. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. The said Series A Shares shall be redeemed on the Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Series A Shares in respect thereof unless payment of the Redemption Amount is not made on the Redemption Date, in which event the rights of the holder of the said Series A Shares shall remain unaffected.

3.3 Series A Shares which are redeemed or deemed to be redeemed in accordance with this Section 3 shall be and be deemed to be cancelled and shall not be reissued.

4.       VOTING PROVISION

Subject to the provisions of the Business Corporations Act (Alberta), the holders of the Series A Shares shall be entitled, in addition to their rights to vote as a class and as hereinafter provided, to receive notice of or attend any meeting of the shareholders of the Corporation and to vote at any such meeting. Holders of the Series A Shares shall be entitled to such number of votes, in the aggregate, equal to fifteen eighty-fifths (15/85) of the number of votes attached to all other shares entitled to vote at such meeting.

5.       DIVIDENDS

5.1 The holder of Series A Shares shall be entitled to receive preferential dividends in respect of each fiscal period of the Corporation equal to the lesser of

                  (i) the Earned Income of the Corporation for the fiscal period; and

                  (ii) an amount equal to that proportion of $100 per share, that the number of days in the fiscal period during which the Series A Shares are issued and outstanding, bears to 365.

Dividends in respect of a fiscal period will accrue and be payable out of the monies properly applicable to the payment of dividends on the date the Corporation's return of income for that fiscal period is required to be filed.

If on any dividend payment date, the dividend payable on such date is not paid in full on all of the Series A Shares then outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates, to be determined by the Board of Directors after they have determined that the Corporation shall have sufficient monies properly applicable to the payment of the dividend.

5.2 For the purposes of section 5.1, the Earned Income of the Corporation for a fiscal period thereof shall be the amount reported by the Corporation, and reviewed by a nationally-recognized firm of chartered accountants, in the Corporation's return of income for the fiscal period as being the Corporation's estimate of its taxable income under Part I of the Income Tax Act for such fiscal period.

6.       NO PREEMPTIVE RIGHTS

6.1 Holders of Series A Shares shall not be entitled as of right to subscribe for or purchase or receive any shares, bonds, debentures or other securities ofthe Corporation now or hereafter authorized, except as provided for in these provisions.

7.       RESTRICTIONS

7.1 So long as any Series A Shares are outstanding the Corporation shall not, without approval of the holders of the Series A Shares;

         7.1.1 declare, pay or set aside for payment any dividends on any shares of the Corporation ranking on a parity with or junior to the Series A Shares with respect to payment of dividends;

         7.1.2 call for redemption, redeem, purchase or otherwise retire to make any capital distribution in respect of any shares of the Corporation ranking junior to, or on a parity with, the Series A Shares with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation or with respect to payment of dividends; or

         7.1.3 issue any shares of a class ranking in priority to or on a parity with the Series A Shares.

8.       APPROVAL BY HOLDERS OF SERIES A SHARES

8.1 For the purposes hereof, any consent or approval given by the holders of Series A Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all the outstanding Series A Shares or by a resolution passed at a meeting of holders of Series A Shares duly called and held upon not less than 21 days notice to the holders and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting. For the purposes of such meeting, one holder of Series A Shares present in person or represented by duly appointed proxy representing not less than 25% of the then issued and outstanding Series A Shares shall constitute a quorum. If at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 21 nor more than 28 days thereafter and to such time and place as may be designated by the chairman, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Series A Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the consent or approval of the holders of Series A Shares. On every poll taken at every meeting of the holders of Series A Shares or of the holders of First Preferred Shares as a class, every holder of Series A Shares shall be entitled to one vote in respect of each Series A Shares held.

9.       NOTICES

9.1 Any notice required to be given under the provisions attaching to the Series A Shares to the holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation; provided that accidental failure or omission to give any notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon. In the event of a threatened or actual disruption in the mail service, notice as aforesaid shall be given to registered holders of Series A Shares by means of publication once in a daily newspaper of general circulation in the city of Calgary. Any notice given by mail shall be deemed to be given on the day on which it is mailed. Any notice given by publication shall be deemed to be given on the day of publication.

D.       First Preferred Shares, Series B

Series B of the First Preferred Shares shall consist of 60,000 shares, which shall be designated as the "First Preferred Shares, Series B" (the "Series B Shares") and in addition to the rights, restrictions, conditions and limitations attached to the First Preferred Shares as a class, shall have attached thereto the following rights, restrictions, conditions and limitations:

1.       STATED VALUE

1.1 The Series B Shares of the Corporation shall have a stated value for stated capital account purposes of $1,000 per share.

2.       LIQUIDATION

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series B Shares shall be entitled to receive $1,000 per such share, together with an amount equal to all accrued and unpaid dividends thereon to and including the date of payment whether or not such dividends have been declared and whether or not the Corporation has monies properly applicable to the payment of dividends. The holders of Series B Shares shall be entitled to be paid all such amounts before any assets or property of the Corporation shall be distributed to the holders of any Common Shares, First Preferred Shares, Series A or other shares of the capital of the Corporation ranking junior to the Series B Shares.

2.2 After payment to the holders of the Series B Shares of the amount so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.       REDEMPTION OF SHARES

3.1 Subject to section 3.2, the Series B Shares are not redeemable by the Corporation on or prior to May 31, 2005. Thereafter the Corporation may, subject to the applicable provisions of the Business Corporations Act (Alberta), as now enacted, or as the same may from time to time be amended, reenacted or replaced, redeem at any time all of the outstanding Series B Shares or, from time to time any part thereof in such manner as the Board of Directors may determine, or if the Board of Directors so determines, pro rata, on payment of $1,000 for each such share to be redeemed, together with an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Amount") whether or not such dividends have been declared and whether or not the Corporation has monies properly applicable to the payment of such dividends.

3.2 At any time after May 31, 1996 and before June 1, 2003, or upon the occurrence of any of the following events:

         (a) if the Corporation becomes insolvent, a receiver is appointed to manage the business and affairs of the Corporation, or a petition in bankruptcy is filed or presented against the Corporation; or

         (b) if the Corporation makes or proposes to make a sale of all or substantially all of its assets in a manner which requires approval of the Corporation's shareholders,

a holder of Series B Shares shall, subject to the requirements of the Business Corporations Act (Alberta) as now enacted, or as the same may from time to time be amended, reenacted or replaced, be entitled to require the Corporation to redeem, all or any of the Series B Shares registered in the name of such holder on the books of the Corporation, by tendering to the Corporation at its registered office a share certificate or certificates representing the Series B Shares which the registered holder desires to have the Corporation redeem, together with a request in writing specifying that the registered holder desires to have the Series B Shares represented by such certificate or certificates redeemed by the Corporation and, if part only of the shares represented by such certificate or certificates is to be redeemed, the number thereof so to be redeemed, and the business date (hereinafter referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Series B Shares. The Redemption Date shall not be less than ten (10) days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or certificates representing the Series B Shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall, on the Redemption Date, redeem such Series B Shares by paying to such registered holder the Redemption Amount of each such Series B Share being redeemed; provided that if the Corporation would be prevented by law from redeeming all of the Series B Shares requested to be redeemed, then the Corporation shall redeem, disregarding fractions, that number of Series B Shares that it is permitted by law to redeem. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada or, with the written agreement of the holders of the Series B Shares to be redeemed, in any other manner, including by issuance of securities or delivery of property other than money. If a part only of the shares represented by any certificate is to be redeemed, a new certificate for the balance of the shares not to be redeemed shall be issued at the expense of the Corporation. The said Series B Shares shall be redeemed on the Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Series B Shares in respect thereof unless payment of the Redemption Amount is not made on the Redemption Date, in which event the rights of the holders of the said Series B Shares shall remain unaffected.

3.3 Series B Shares which are redeemed or deemed to be redeemed in accordance with this section 3 shall be and be deemed to be cancelled and shall not be reissued.

4.       VOTING PROVISION

4.1 Subject to the provisions of the Business Corporations Act (Alberta), the holders of the Series B Shares shall be entitled, in addition to their rights to vote as a class and as hereinafter provided, to receive notice of or attend any meeting of the shareholders of the Corporation and to vote at any such meeting. Holders of the Series B Shares shall be entitled to such number of votes, in the aggregate, equal to fifteen percent (15%) of the number of votes entitled to vote at such meetings.

5.       DIVIDENDS

5.1 The holder of Series B Shares shall be entitled to receive preferential dividends (in priority to any dividends paid to the holders of Common Shares, First Preferred Shares, Series A or other shares of the capital of the Corporation ranking junior to the Series B Shares) in respect of each fiscal period of the Corporation equal to the lesser of

         (a) the Earned Income, as defined in section 5.2, of the Corporation for the fiscal period; and

         (b) an amount equal to that proportion of $100 per share, that the number of days in the fiscal period during which the Series B Shares are issued and outstanding, bears to 365.

Dividends in respect of a fiscal period will accrue and be payable out of the monies properly applicable to the payment of dividends on the date which is two months after the date on which the Corporation's return of income for that fiscal period is required to be filed.

If on any dividend payment date, the dividend payable on such date is not paid in full on all of the Series B Shares then outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates, to be determined by the Board of Directors after they have determined that the Corporation shall have sufficient monies properly applicable to the payment of the dividend.

5.2 For the purposes of section 5.1, the Earned Income of the Corporation for a fiscal period thereof shall be the amount reported by the Corporation, and reviewed by a nationally-recognized firm of chartered accountants, in the Corporation's return of income for the fiscal period as being the Corporation's estimate of its taxable income under Part I of the Income Tax Act (Canada) for such fiscal period.

6.       NO PREEMPTIVE RIGHTS

6.1 Holders of Series B Shares shall not be entitled as of right to subscribe for or purchase or receive any shares, bonds, debentures or other securities of the Corporation now or hereafter authorized, except as provided for in these provisions.

7.       RESTRICTIONS

7.1 So long as any Series B Shares are outstanding the Corporation shall not, without approval of the holders of the Series B Shares;

         (a) declare, pay or set aside for payment any dividends on any shares of the Corporation ranking on a parity with or junior to the Series B Shares with respect to payment of dividends;

         (b) call for redemption, redeem, purchase or otherwise retire to make any capital distribution in respect of any shares of the Corporation ranking junior to, or on a parity with, the Series B Shares with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation or with respect to the payment of dividends; or

         (c) issue any shares of a class ranking in priority to or on a parity with the Series B Shares.

8.       APPROVAL BY HOLDERS OF SERIES B SHARES

8.1 For the purposes hereof, any consent or approval given by the holders of Series B Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all the outstanding Series B Shares or by a resolution passed at a meeting of holders of Series B Shares duly called and held upon not less than 21 days notice to the holders and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting. For the purposes of such meeting, one holder of Series B Shares present in person or represented by duly appointed proxy representing not less than 25% of the then issued and outstanding Series B shares shall constitute a quorum. If at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 21 nor more than 28 days thereafter and to such time and place as may be designated by the chairman, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Series B Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the consent or approval of the holders of Series B Shares. On every poll taken at every meeting of the holders of Series B Shares or of the holders of First Preferred Shares as a class, every holder of Series B Shares shall be entitled to one vote in respect of each Series B Share held.

9.       NOTICES

9.1 Any notice required to be given under the provisions attaching the Series B Shares to the holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation; provided that accidental failure or omission to give any notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon. In the event of a threatened or actual disruption in the mail service, notice as aforesaid shall be given to registered holders of Series B Shares by means of publication once in a daily newspaper of general circulation in the City of Calgary. Any notice given by mail shall be deemed to be given on the day on which it is mailed. Any notice given by publication shall be deemed to be given on the day of publication.

                                   SCHEDULE B


1. The number of shareholders of the Corporation, exclusive of persons who are in its employment or that of an affiliate and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, or that of an affiliate, were, while in that employment, shareholders of the Corporation, and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.